Exhibit 13(i)

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in this Registration Statement on Form N-3 (the “Registration Statement”) of our report dated April 19, 2016, relating to the financial statements of The Prudential Variable Contract Account-24, which appear in such Registration Statement. We also consent to the use in this Registration Statement of our report dated March 25, 2016, relating to the consolidated financial statements of The Prudential Insurance Company of America and its subsidiaries, which appear in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
New York, New York April 19, 2016

Consent of Independent Registered Public Accounting Firm

The Committee

The Prudential Variable Contract Account - 11:

We consent to the use of our report dated February 26, 2016, incorporated by reference herein and to the references to our firm under the headings “Financial Highlights” in the prospectus and “Financial Statements” in the Statement of Additional Information.

New York, New York

April 19, 2016